UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 19, 2024

Tenaya Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40656	81-3789973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Boulevard, Suite 500

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 825-6990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	TNYA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2024, Leone Patterson, Chief Financial and Business Officer (“CFBO”) of Tenaya Therapeutics, Inc. (“Tenaya” or the “Company”), advised Tenaya that she was resigning from her role as CFBO, Principal Financial Officer and Principal Accounting Officer to pursue another opportunity. Ms. Patterson is expected to remain with Tenaya until August 14, 2024, to assist in the transition of her responsibilities. Ms. Patterson’s resignation is not the result of any disagreement with Tenaya on any matter relating to Tenaya’s financials, operations, policies or practices. Tenaya has initiated a search for a new Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENAYA THERAPEUTICS, INC.

	By:	/s/ Jennifer Drimmer Rokovich
Jennifer Drimmer Rokovich
General Counsel and Secretary

Date: July 25, 2024